Exhibit 99.1

CONTACT FOR EUROPEAN MEDIA:

Malene Rydahl

+33 1 53 45 2838

Malene.Rydahl@hyatt.com

CONTACT FOR U.S. MEDIA:

Amy Patti

+1 312 780 5620

Amy.Patti@hyatt.com

FOR IMMEDIATE RELEASE

HYATT EXECUTES ON GROWTH STRATEGY

WITH FOUR HOTELS IN FRANCE

Hyatt announces signing of management agreements for hotels in Paris, Cannes and Nice; locations include iconic and historic buildings dating back to 1855

CHICAGO (February 1, 2013) – Hyatt Hotels Corporation (NYSE: H) today announced that a Hyatt affiliate has signed management agreements with affiliates of Constellation Hotels Holding Ltd., adding four hotels in France and more than doubling the number of Hyatt locations in the country.

The agreements will enable Hyatt to establish and enhance brand representation in highly visible locations in some of Europe’s key high-barrier-to-entry markets, consistent with the company’s strategy of increasing the long-term presence of its brands in gateway cities.

The hotels, which will be converted to Hyatt brands beginning in April 2013, will add more than 1,700 rooms to Hyatt’s existing hotel portfolio in France, which includes Park Hyatt Paris Vendome, Hyatt Paris Madeleine and Hyatt Regency Paris Charles de Gaulle. The hotels will be rebranded as follows:

•	Hotel Martinez will be rebranded Grand Hyatt Cannes Hotel Martinez

•	Palais de la Mediterranée Hotel and Casino will be rebranded Hyatt Regency Nice Palais de la Mediterranée

•	Concorde Lafayette will be rebranded Hyatt Regency Paris Etoile

•	Hotel du Louvre will enter the Hyatt brand family with its identity intact and will be marketed initially as Hotel du Louvre. Following a renovation, the hotel is to become an Andaz.

Each of the four hotels will undergo a renovation. All hotels can be booked via Hyatt’s reservation systems beginning in April.

The hotels are based in some of France’s most sought-after locations, from the most prestigious tourist destinations and commercial districts in Paris to the exclusive Boulevard de la Croisette in Cannes and the Promenade des Anglais in Nice.

Peter Fulton, Group President, EAME/Southwest Asia for Hyatt, commented: “We continue to grow in a thoughtful way, focusing on the key destinations where Hyatt guests are traveling. Paris and Cannes are France’s two most important cities for business and leisure travel, and Nice is one of the most in-demand resort areas in the world.

“We look forward to becoming good stewards of these hotels, each of which has a proud and long-established cultural heritage. With the strength of our service culture, the relevance of our brands to today’s global travelers, the depth of our operational expertise, and the reach of our reservation systems and loyal guest network, we believe Hyatt will bring great value to these hotels, to their new owners and to our new associates.”

Peter Norman, Senior Vice President, Real Estate and Development, EAME for Hyatt, said: “There is significant demand for our brands in Europe, and we are delighted to expand our representation in these high-barrier-to-entry markets with a single transaction. These destinations have consistently high demand – according to the Paris Convention and Visitors office, Paris alone is the largest hotel market in Continental Europe – which gives us a fantastic opportunity to increase awareness of all Hyatt has to offer.”

Zaki El Guiziri, Co-Chief Executive Officer, Constellation Hotels Holding Ltd., said: “Hyatt has a reputation for excellence around the world and we believe their expertise and brand reputation will add significant value to an already impressive collection of hotels. We are looking forward to executing significant renovation work at the hotels in order to maintain their historical position as world-class properties.”

Hotel Overview

Hyatt Regency Paris Etoile (Concorde Lafayette)

Easily accessible from all of Paris’ major tourist and business districts, Concorde Lafayette is the only hotel with direct access to Palais des Congrès – the largest conference venue in Europe – and hosts approximately 120 conferences per year. The hotel offers 950 guestrooms, including 21 suites, and features a concierge club, two bars, two restaurants and 37,000 square feet of conference space. Hyatt Regency Paris Etoile will offer a full range of services and dining options to business and leisure travelers.

Grand Hyatt Cannes Hotel Martinez (Hotel Martinez)

Situated in a prime location on the exclusive Boulevard de la Croisette, overlooking the Bay of Cannes and the Mediterranean Sea, Hotel Martinez benefits from Cannes’ status as France’s second most important city for business tourism and is one of the prime destinations for exhibitions and conventions. The hotel consists of 409 guestrooms, including 27 suites, and features a private beach and the only 2-star Michelin gastronomic restaurant in Cannes. With nearly 27,000 square feet of conference space, it is one of the city’s largest conference facilities. Grand Hyatt Cannes Hotel Martinez will provide sophisticated, upscale accommodations to business and leisure travelers.

Hyatt Regency Nice Palais de la Mediterranée (Palais de la Mediterranée Hotel and Casino)

The hotel boasts an excellent location in the city center and prominent beach frontage. Palais de la Mediterranée Hotel and Casino consists of 188 guestrooms, including 12 suites, many of which have individual terraces with unobstructed views of the sea. It also offers extensive conference and banqueting facilities totaling 20,000 square feet. Hyatt Regency Nice Palais de la Mediterranée will offer a full range of services and dining options to business and leisure travelers.

Hotel du Louvre

Centrally located in one of the most sought-after tourist and commercial districts in Paris, this highly visible historic building is well served by restaurants, high-end shops and art galleries. Following a two-to-three year renovation, the hotel is to become an Andaz.

For more information, please see the related presentation, which can be accessed by selecting ‘Presentations’ on the News & Events section on Hyatt’s Investor Relations website, www.investors.hyatt.com.

Note to Editors

Images are available; please contact Amy Patti at Amy.Patti@hyatt.com.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the Hyatt family strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The Company’s subsidiaries manage, franchise, own and develop hotels and resorts under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place® and Hyatt HouseTM brand names and have locations on six continents. Hyatt Residential Group, Inc., a Hyatt Hotels Corporation subsidiary, develops, operates, markets or licenses Hyatt ResidencesTM and Hyatt Residence ClubTM. As of September 30, 2012, the Company’s worldwide portfolio consisted of 496 properties in 45 countries. For more information, please visit www.hyatt.com.

About Constellation Hotels Holding Ltd.

Constellation is a Luxembourg-based holding company, whose main focus is the long-term investment and development of real estate and hotels across the globe. Constellation currently holds a portfolio of five-star hotels and office buildings in the main European capitals.

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